SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             Filed by Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          BENCHMARK ELECTRONICS, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           BENCHMARK ELECTRONICS, INC.


                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515

                NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 11, 1999


Shareholders of Benchmark Electronics, Inc.:

      The 1999 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 11, 1999, beginning at 10:00 a.m. (local time), for the following purposes:

            1. to elect seven directors to serve on the Board of Directors until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified;

            2. to approve the Benchmark Electronics, Inc. Employee Stock Purchase Plan to be effective May 1, 1999;

            3. to consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999; and

            4. to transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on April 1, 1999, are entitled to notice of and to vote at the meeting and any adjournment thereof.

      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                    By order of the Board of Directors,


                                    /s/ LENORA A. GURTON
                                        Lenora A. Gurton
                                        Secretary

Angleton, Texas
April 13, 1999
                             YOUR VOTE IS IMPORTANT.

      TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                           BENCHMARK ELECTRONICS, INC.
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                              (409) 849-6550

                                 APRIL 13, 1999

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 11, 1999

                         ------------------------

                                  INTRODUCTION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Benchmark Electronics, Inc. ("Company") for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 11, 1999, beginning at 10:00 a.m. (local time), and any adjournment thereof ("Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. This Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 13, 1999.

PROXIES

      If any proxy in the enclosed form is properly executed and is received by the Company before or at the Meeting, the shares represented thereby will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified, FOR approval of the Benchmark Electronics, Inc. Employee Stock Purchase Plan to be effective May 1, 1999, and FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Annual Meeting for which advance notice was not received by the Company prior to February 19, 1999. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted and will be deemed revoked by voting in person at the Meeting.

VOTING SECURITIES

      Shareholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the Meeting. As of April 1, 1999, there were 11,666,883 shares of common stock, $0.10 par value per share ("Common Stock"), issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting.

QUORUM AND OTHER MATTERS

      The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

      The Company's Restated Articles of Incorporation provide that directors will be elected by, and all other matters to come before the Meeting require the approval of, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Therefore, an abstention, a broker non-vote or a withholding of authority to vote with respect to a proposal relating to the election of directors, the proposed adoption of the Benchmark Electronics, Inc. Employee Stock Purchase Plan, the ratification of the appointment of the Company's independent accountants or other matters to come before the meeting will have the effect of a vote against such proposal.

      An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

      The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

      The following table sets forth certain information with respect to each nominee for election as a director of the Company. The information as to age, principal occupation, shares of Common Stock beneficially owned, and directorships has been furnished by each such nominee. Unless otherwise noted, each nominee possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

                                                                                      SHARES OF          PERCENTAGE OF
                                                                                    COMMON STOCK          OUTSTANDING
                                                                                    BENEFICIALLY            SHARES OF
       NAME                     AGE            PRINCIPAL OCCUPATION                    OWNED              COMMON STOCK
-----------------               ---       ----------------------------------        -------------        -------------
John C. Custer                  68        Retired                                      44,945(1)                (2)

Donald E. Nigbor                51        President of the Company                    313,632(3)               2.7%

                                          Executive Vice President of the
Steven A. Barton                50          Company                                    29,970(4)                (2)
                                          Executive Vice President of  the
Cary T. Fu                      50          Company                                   334,010(5)               2.9%
                                          President and Chief Operating
Peter G. Dorflinger             47        Officer, GlasTech, Inc.                      47,000(6)                (2)

                                          Senior Vice President and
                                            Managing Director of
Gerald W. Bodzy                 47          Stephens Inc.                              44,200(7)                (2)

                                          President and Chairman of the Board
David H. Arnold                 61        of DCM Tech, Inc.                           449,364(8)               3.9%

------------------------
(1) Includes 2,400 shares owned by Mr. Custer's wife, and 34,945 shares that may be acquired upon the exercise of options that are currently exercisable.

(2)    Less than 1%.

(3) Includes (i) 3,200 shares of Common Stock held by Mr. Nigbor's children as to which shares of Common Stock Mr. Nigbor expressly disclaims beneficial ownership, and (ii) 152,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(4) Includes 27,200 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(5) Includes (i) 2,640 shares of Common Stock held by Mr. Fu's daughter as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, (ii) 1,320 shares of Common Stock held by Mr. Fu's daughter, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, and (ii) 152,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(6) Includes 45,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(7) Includes (i) 3,200 shares of Common Stock held by Mr. Bodzy as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Bodzy expressly disclaims beneficial ownership, and (ii) 27,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(8) Includes 11,288 shares of Common Stock held by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 15,000 shares that may be acquired upon the exercise of options that are currently exercisable.

  Mr. Custer has been Chairman of the Board of Directors of the Company since 1988 and a member of the Compensation Committee of the Board of Directors since 1990. Mr. Custer was employed by Mason & Hanger Corporation ("Mason & Hanger"), a technical services contracting and engineering firm, from 1951 until his retirement in February 1996. Mr. Custer became a member of the board of directors of Mason & Hanger in 1983, serving as Chairman of the Board of Mason & Hanger from 1994 until his retirement, and served in various other management and operations positions prior to 1994.

  Mr. Nigbor has been a director and President of the Company since 1986 and was its General Manager from 1984 to 1990. Before joining the Company, he was employed by Intermedics, Inc. ("Intermedics"), a medical implant manufacturer, serving as a Manufacturing Analyst for its Pacemaker division from 1980 to 1984. Mr. Nigbor holds B.S. and M.S. degrees in engineering from Rensselaer Polytechnic Institute and received an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

  Mr. Barton has been a director and Executive Vice President of the Company since 1990. He served as Executive Vice President -- Marketing and Sales of the Company from 1990 to April 1992. Since June 1, 1993 he has worked part-time for the Company for personal reasons. He also has served the Company as Executive Vice President from 1988 to 1990, a director and Vice President from 1986 to 1988, and President from 1979 to 1983. From 1977 to 1986, Mr. Barton was employed by Intermedics in various management positions. Mr. Barton holds B.S. and M.S. degrees in electrical engineering from the University of South Florida and received an M.B.A. from the Harvard Business School.

  Mr. Fu has been a director and Executive Vice President of the Company since 1990. He served as Executive Vice President -- Financial Administration of the Company from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996, a director and Secretary from 1986 to 1988 and Assistant Secretary from 1988 to 1990. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a certified public accountant.

  Mr. Dorflinger has been a director of the Company and a member of the Audit Committee and Compensation Committee of the Board of Directors since 1990. He is currently President and Chief Operating Officer of GlasTech, Inc., a dental products manufacturer, a position he has held since November 1998. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical device companies in Europe and the United States. Mr. Dorflinger received a J.D. degree from the University of Houston and also is a director of Maxxim Medical, Inc., a medical products manufacturer and supplier.

  Mr. Bodzy has been a director of the Company since September 1994 and has been a member of the Audit Committee since March 1995. He has been employed since 1990 by Stephens Inc., serving as Senior Vice President and Managing Director. From 1979 to 1990, Mr. Bodzy was employed by Smith Barney, Inc., as an investment banker, serving as Managing Director from 1986 to 1990.

  Mr. Arnold became a director of the Company in 1996 pursuant to the terms of the agreement relating to the Company's acquisition of EMD Technologies, Inc. ("EMD") in July 1996. Mr. Arnold has been a member of the Audit Committee since 1997. Mr. Arnold was a co-founder of EMD and served as a director and officer of EMD from 1974 until its acquisition by the Company. Mr. Arnold is currently President and Chairman of the Board of DCM Tech, Inc., a privately-held manufacturer of machine tools. Mr. Arnold earned a B. S. degree in mechanical engineering from Iowa State University and an M.S. degree in mechanical engineering from the University of Michigan. He also serves as a director of Town and Country State Bank in Winona, Minnesota. The agreement relating to the acquisition of EMD by the Company requires the Company to include either Mr. Arnold or Mr. Daniel M. Rukavina (or an acceptable person designated by them) on its recommended slate of nominees for election to the Company's Board of Directors for so long as Mr. Arnold and Mr. Rukavina own beneficially in the aggregate at least 10% of the outstanding shares of Common Stock.

  The officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

ELECTION PROCEDURES; TERM

  The directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all shares of Common Stock represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

  Any vacancy on the Board of Directors occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board of Directors, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

  All directors will be elected to serve until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

OPERATION OF BOARD OF DIRECTORS

  The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of seven members. The Board of Directors held six meetings during 1998.

  The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

  The members of the Audit Committee are Messrs. Dorflinger, Bodzy and Arnold. The functions of the Audit Committee are to recommend to the Board of Directors the retention or discharge of the Company's independent auditors; review and approve the engagement of the independent auditors to conduct an audit of the Company and related matters including the scope, extent and procedures of the audit and the fees to be paid therefor; review, in consultation with the independent auditors, the audit results and their proposed opinion letter or audit report and any related management letter; review and approve the audited financial statements of the Company; consult with the independent auditors and management of the Company, together or separately, on the adequacy of internal accounting controls and review the results thereof; review the independence of the independent auditors; review and approve the engagement of the independent auditors for non-audit services; direct and supervise investigations into matters within the scope of the Audit Committee's duties; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties. The Audit Committee held one meeting during 1998.

  The members of the Compensation Committee are Messrs. Custer and Dorflinger. The functions of the Compensation Committee are to recommend to the Board of Directors the compensation of the President of the Company; determine the compensation of the other executive officers of the Company; administer the Company's employee benefit plans ("plans"), including, without limitation, determining the terms and conditions of the benefits and the recipients thereof in accordance with the plans; review the plans and advise the Board of Directors regarding the results thereof; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties. The Compensation Committee held five meetings during 1998.

                 EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid by the Company for the three fiscal years ended December 31, 1998, to its Chief Executive Officer and the other executive officers of the Company whose salary and bonus received from the Company for services rendered during the fiscal year ended December 31, 1998, exceeded $100,000.

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION               AWARDS
                                   ------------------------------------------       ------------
                                                                                     SECURITIES
        NAME AND                                                OTHER ANNUAL         UNDERLYING            ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)(1)    COMPENSATION($)       OPTIONS (#)       COMPENSATION($)(2)
---------------------      ----    ---------    ----------     --------------        -----------       -----------------
Donald E. Nigbor.........  1998    $ 244,135     $79,500             -0-               80,000              $   6,270
   President and Chief     1997      191,500      75,000             -0-              100,000                  5,008
      Executive Officer    1996      153,231      97,625(3)          -0-               25,000                  5,259

Cary T. Fu...............  1998      244,135      79,500             -0-               80,000                  5,270
   Executive Vice          1997      191,500      75,000             -0-              100,000                  5,198
      President            1996      153,231      97,625(3)          -0-               25,000                  5,863

---------------------------

(1) The amounts shown in this column reflect cash bonuses paid to Messrs. Nigbor and Fu pursuant to the Company's incentive bonus plans discussed below under the caption "Executive Compensation and Other Matters -- Board Compensation Committee Report on Executive
      Compensation -- Cash Bonus."

(2) For fiscal year ended December 31, 1998, the All Other Compensation Column includes (a) $5,000 and $6,000 paid by the Company pursuant to the Company's Qualified 401(k) Employee Savings Plan ("Savings Plan") to each of Messrs. Nigbor and Fu, respectively, and (b) payments by the Company of premiums of $270 for term life insurance on behalf of each of Messrs. Nigbor and Fu. Under the Savings Plan the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 50% of each participant's elective contributions, to the extent that such elective contributions do not exceed 6% of such participant's compensation. The Company also may make discretionary contributions to the Savings Plan based on each participant's compensation compared to the total compensation of all participants. Messrs. Nigbor and Fu are each reimbursed for financial planning services, up to $5,000, and biannual physical examinations. However, the value of such perquisites does not exceed the lesser of $50,000 or 10% of such officer's annual cash compensation and are therefore not included in the table.

(3) Of this amount, $50,000 was accrued as of December 31, 1996 under the Company's Incentive Bonus Plan in recognition of the Company's financial performance during 1996. The remaining $47,625 was accrued and paid during 1996 under the Incentive Bonus Plan as a deferred bonus for the Company's financial performance during 1995 and the first quarter of 1996. Because of the decision of several customers during 1995 to extend delivery dates into 1996, the Compensation Committee elected not to pay or accrue any bonuses during 1995 for performance in that year. After the end of the first quarter of 1996, the Compensation Committee determined to accrue $47,625 in bonus for the fifteen month period ended March 31, 1996. See "--Board Compensation Committee Report on Executive Compensation."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information concerning options to purchase Common Stock granted during the fiscal year ended December 31, 1998 to the two executive officers named in the Summary Compensation Table.

                                                                                                  POTENTIAL REALIZED
                                                                                                   VALUE AT ASSUMED
                                  NUMBER OF        PERCENT OF                                    ANNUAL RATES OF STOCK
                                  SECURITIES      TOTAL OPTIONS         PER                       PRICE APPRECIATION
                                  UNDERLYING       GRANTED TO          SHARE                        FOR OPTION TERM
                                   OPTIONS          EMPLOYEES        EXERCISE    EXPIRATION    --------------------------
             NAME                 GRANTED(1)          IN 1998          PRICE        DATE          5%               10%
             ----               -------------     -------------      --------    ----------    --------        ----------
Donald E. Nigbor.............       80,000           24.88%          $19.5625    07/09/2008    $984,220        $2,494,206

Cary T. Fu...................       80,000           24.88%          $19.5625    07/09/2008    $984,220        $2,494,206

----------------------------

(1) Each option granted and reported in this table vests over a five year period, with 20% of the shares becoming exercisable at the end of the second year following the date of grant, 30% becoming exercisable at the end of the third year following the date of grant and the entire option becoming exercisable at the end of the fourth year.


AGGREGATE  OPTION  EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table provides certain information concerning exercises of options to purchase Common Stock during the fiscal year ended December 31, 1998 by the two executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1998.

                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                     SHARES                   OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END
                   ACQUIRED ON    VALUE     -----------------------------   -----------------------------
      NAME         EXERCISE(1)   REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------   -----------   --------   -------------   -------------   -------------   -------------
Donald E. Nigbor           -0-        -0-         152,000         238,000   $   4,012,750   $   4,180,050

Cary T. Fu .....           -0-        -0-         152,000         238,000       4,012,750       4,180,050

----------------
(1) None of the Company's executive officers has exercised options granted under the Stock Option Plan during 1998.

COMPENSATION OF NONEMPLOYEE DIRECTORS

  The Company pays its nonemployee directors an annual fee of $5,000 and a fee of $500 for each meeting of the Board of Directors or any committee thereof attended in person. The Company also reimburses its nonemployee directors for their reasonable travel expenses in attending such meetings.

  In December 1994, the Board of Directors of the Company adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board of Directors of the Company or its Affiliates who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). After giving effect to the Company's stock split during 1997, the aggregate number of shares of Common Stock for which options may be granted under the Plan is now 200,000. The purpose of the 1994 Plan is to encourage ownership of the Company's Common Stock by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminates 10 years from the date of its adoption and no further options may be granted thereafter pursuant to the 1994 Plan.

  Under the terms of the 1994 Plan, each member of the Board of Directors of the Company or its Affiliates who was not an employee of the Company or any of its Affiliates on the date of the grant (a "Non-Employee Director") will receive a grant of an option to purchase 3,000 shares of the Company's Common Stock upon the date of his election or re-election to the Board of Directors. Additionally, any Non-Employee Director who was a director on the date the Board of Directors adopted the 1994 Plan received, after giving effect to the Company's stock split during 1997, (a) an option to purchase 6,000 shares of Common Stock for the fiscal year in which the 1994 Plan was adopted by the Board of Directors and (b) an option to purchase shares of Common Stock in amount equal to (i) 6,000, multiplied by (ii) the number of consecutive fiscal years, immediately preceding the fiscal year during which the 1994 Plan was adopted, that the individual served as a director of the Company, provided that the number under clause (ii) shall not exceed three (3).

  Upon their election as directors in May 1998, each of Messrs. Custer, Dorflinger, Bodzy and Arnold received a grant under the 1994 Plan of an option to purchase 3,000 shares of Common Stock with an exercise price of $21.375, which was the market price of the Common Stock on the date of the grant.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATIONa

  The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board of Directors compensation of the President of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members.

  COMPENSATION POLICIES AND PROGRAMS. The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock options, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, each of which is determined in part by corporate performance:


  o     Base salary compensation
  o     Annual incentive compensation
  o     Stock-based incentive compensation

Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including the relationship between the Company's net income and sales. The Compensation Committee believes that total executive compensation opportunities are competitive and at the median with those offered by employers in the peer group of companies with which the Company compares its performance in the

---------------------
       a Notwithstanding Securities and Exchange Commission ("SEC") filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Board Compensation Committee Report on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

Performance Graph following this report, but with less emphasis on base salary compensation than such other employers.

  CASH BASE SALARY. Until August 1993, the Company had identical employment agreements with each of its executive officers, including its chief executive officer. The agreements provided for annual base salaries, subject to adjustment for subsequent twelve-month periods as determined by the Compensation Committee, based on its review of base salaries provided to executive officers of other employers in the Company's industry and certain corporate performance factors such as the Company's net income and sales and historical salary progression. Since August 1993, the Company has not had employment agreements with its executive officers. In July 1998, the Compensation Committee determined that the Company's executive officers named in the Summary Compensation Table should receive a salary increase from $230,000 to $265,000, based on the Company's net income and sales during the year ended December 31, 1997.

  CASH BONUS. Effective May 6, 1992, the Company adopted an Incentive Bonus Plan ("Bonus Plan") for the benefit of its employees, including executive officers. The Bonus Plan is administered by the Compensation Committee. The total amount of cash bonus awards to be made under the Bonus Plan for any plan year depends primarily on the Company's sales and net income for such year.

  For any plan year, the Company's sales and net income must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. Aggregate bonus awards to all participants under the Bonus Plan may not exceed 7% of the Company's net income. Subject to the foregoing guidelines, the Compensation Committee has the authority to determine the total amount of bonus awards, if any, to be made to the eligible employees for any plan year based on its evaluation of the Company's financial condition and results of operations, the Company's business and prospects, and such other criteria as it may determine to be relevant or appropriate. The Compensation Committee has the authority to determine the specific amounts of bonus awards to be made to the Company's executive officers and other key employees based on its evaluation of each such employee's position, performance, service and such other criteria as it may determine to be relevant or appropriate.

In 1998, the Company's sales and net income did not exceed the $538.3 million and $16.4 million levels targeted by the Company in its 1998 business plan. After considering other factors, including the successful completion of the acquisition of Lockheed Commercial Electronics Company, the Compensation Committee awarding an aggregate of $700,000, including $79,500 to each of Messrs. Nigbor and Fu, under the Bonus Plan for 1998 but deferred payment until after information becomes available regarding the Company's results of operations during the first quarter of 1999.

  STOCK OPTION PLAN. The Compensation Committee believes its stock options are critical in motivating the long-term creation of shareholder value because options focus executive attention on stock price as the primary measure of performance. In 1990, the Company adopted and its shareholders approved a Stock Option Plan for the benefit of its employees, including executive officers. The Stock Option Plan is administered by the Compensation Committee. The purpose of the Stock Option Plan is to encourage ownership of Common Stock by eligible employees, including executive officers, to provide increased incentive for such employees to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such employees with the shareholders for the purpose of maximizing shareholder value. The Stock Option Plan also utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. Stock option grants made to the Chief Executive Officer and other executive officers in 1998 were made in part because of the Company's outstanding performance during 1997. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation. The amount and terms of options already held by an executive officer generally are not significant factors in the Compensation Committee's determination of whether and how many options should be granted to the executive officer.

  Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price.

                                    SUBMITTED BY THE COMPENSATION COMMITTEE OF
                                    THE COMPANY'S BOARD OF DIRECTORS.

                                    John C. Custer     Peter G. Dorflinger

PERFORMANCE GRAPH

  The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five-year period commencing December 31, 1993 and ending December 31, 1998, with the cumulative total return of the Standard & Poor's Stock Index (which does not include the Company), Peer Group 1, which is composed of Solectron Corporation, SCI Systems, Inc., DII Group Inc. and IEC Electronics Corp. and Peer Group 2, which is composed of Celestica, EFTC Corp, Flextronics International, Jabil Circuit, Plexus Corp, Sanmina Corp, Solectron Corporation, SCI Systems, Inc., DII Group Inc. and IEC Electronics Corp. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on December 31, 1993 in the Company's Common Stock, S&P 500 Index, Peer Group 1 and Peer Group 2.

  The Company is electing to change from using the Peer Group 1 index to using the expanded Peer Group 2 index for the purpose of presenting relative stock price performance information to the extent required in the Company's future proxy statements. The Peer Group 2 index represents a larger group of companies than the Peer Group 1 index and includes electronic manufacturing service provides engaged in business similar to the Company's. The Company also believes that industry analysts use groups of companies substantially similar to those included in the Peer Group 2 index when analyzing the performance of the Company and its competitors. For comparison, both the Peer Group 1 and Peer Group 2 indexes are presented in the following stock price performance graph.

             COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
   BENCHMARK ELECTRONICS, S&P 500, PEER GROUP 1 AND A PEER GROUP 2 INDEX

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                              DEC-93    DEC-94    DEC-95    DEC-96    DEC-97    DEC-98
                              -------   -------   -------   -------   -------   -------
Benchmark Electronics, Inc.   $100.00   $101.10   $115.20   $126.20   $186.90   $306.80
Peer Group 1 ..............   $100.00   $ 96.20   $152.00   $183.10   $313.80   $569.60
S&P 500 ...................   $100.00   $ 98.50   $132.10   $158.80   $208.10   $263.50
Peer Group 2 ..............   $100.00   $100.10   $166.30   $228.90   $370.10   $671.70

NOTES: Assumes $100 invested on 12/31/93 in Benchmark Electronics, Inc. stock, in the S&P 500, in the Peer Group 1 and in the Peer Group 2 Index. Reflects month-end dividend reinvestment, and annual reweighting of the Peer Group Index portfolios.

                              CERTAIN TRANSACTIONS

  The Company and Mason & Hanger entered into a Registration Rights Agreement on March 30, 1992, pursuant to which Mason & Hanger has, subject to certain limitations, the right to require the Company one time, after June 1, 1995, but before June 1, 2005, to register Mason & Hanger's shares of Common Stock under the Securities Act of 1933, as amended, and the right to include its shares of Common Stock in other registrations initiated by the Company until such time as Mason & Hanger holds less than 5% of the outstanding shares of Common Stock. Mason & Hanger will bear all expenses of any registration that includes its shares of Common Stock exclusively. With respect to registrations in which shares of Common Stock are to be sold for the Company's account, the Company will bear all expenses except those expenses incurred solely as a result of Mason & Hanger's participation, which will be paid by Mason & Hanger. Pursuant to the Registration Rights Agreement, Mason & Hanger has agreed to certain restrictions with respect to its shares of Common Stock or any other securities of the Company held by Mason & Hanger entitled generally to vote in the election of directors of the Company ("Voting Securities"). Mason & Hanger is required to be present or represented by proxy at all meetings of the Company's shareholders and is generally prohibited from depositing any Voting Securities in any voting trust or subjecting them to a voting agreement or other similar arrangement, acquiring any additional Voting Securities, joining any partnership or other group for the purpose of holding or disposing of Voting Securities within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or taking any action by a written consent in lieu of a meeting.

  The Agreement and Plan of Merger dated March 27, 1996 relating to the acquisition of EMD (the "Merger Agreement") contains certain restrictions on the ability of David H. Arnold and Daniel M. Rukavina, the "Founding Shareholders" of EMD, to vote and transfer shares of Common Stock received by them in the Acquisition for a period of three years after the closing date of the Acquisition (the "Closing Date"). Until the first anniversary of the Closing Date, the Founding Shareholders were precluded from transferring any shares of Common Stock except by will or the laws of descent and distribution or otherwise by operation of law. During the second and third years after the Closing Date, the Founding Shareholders may make certain transfers that are expressly permitted by the Merger Agreement, but may not make any other transfers unless they have complied with procedures set forth in the Merger Agreement providing for a right of first refusal for the Company with respect to the shares of Common Stock to be transferred by the Founding Shareholders.

  Until the third anniversary of the Closing Date, the Merger Agreement requires the Founding Shareholders to be present, in person or by proxy, at all meetings of shareholders of the Company and to vote all shares of Common Stock held by them, however acquired, in the manner recommended to shareholders by the Company's Board of Directors, except that the Founding Shareholders may vote their shares in their sole discretion with respect to any proposal involving a merger, consolidation, statutory share exchange, reorganization, reclassification or other extraordinary corporate transaction that has been approved by the Company's Board of Directors. Additionally, until the third anniversary of the Closing Date, the Founding Shareholders are prohibited from
(i) soliciting proxies in opposition to the recommendation of the Company's Board of Directors, (ii) depositing any shares of Common Stock in a voting trust or subjecting them to a voting agreement, (iii) acquiring or offering to acquire any shares of Common Stock except from other persons receiving such shares in the Acquisition or as a result of a stock split or dividend or similar transaction, (iv) joining any group for the purpose of acquiring, holding or disposing of Common Stock within the meaning of Section 13(d) of the Exchange Act, (v) initiating, proposing or soliciting shareholders for a shareholder proposal or tender or exchange offer for Common Stock or any change of control of the Company or for the purpose of convening a shareholders' meeting, (vi) acquiring more than 5% of any class of equity security of any entity that has publicly disclosed that it owns or intends to become the owner of, or that the Founding Shareholder otherwise knows owns or intends to become the owner of, 5% of the outstanding shares of Common Stock, and (vi) taking any action by written consent in lieu of a meeting.

  In connection with the consummation of the acquisition of EMD on July 30, 1996, the Company entered into three leases with the co-founders of EMD, Messrs. Arnold and Rukavina, and their respective spouses.

The leases cover the real estate and buildings where EMD's operations were conducted and where the Company has continued to operate after the closing and an adjacent parking area. The lease covering the EMD Central building is for a term of 10 years commencing September 1, 1996 at a net rent of $17,150 per month. The lease covering the EMD East building and the adjacent parking lot is for a term of 10 years commencing July 30, 1996 at a net rent of $50,932 per month. The lease covering the parking area for the EMD West building is for a term of 10 years commencing July 30, 1996 at a net rent of $1,150 per month. All of such leases (i) are subject to purchase options in favor of the Company exercisable during the first three years of the lease term and (ii) may be renewed at the option of the Company at fair market rental rates. The Company negotiated the terms of the leases, including purchase options, on an arms-length basis, and obtained appraisals of the real estate and rental values to help establish such terms. The Company believes the terms of such leases are no less favorable to the Company than could have been obtained from unaffiliated third parties.

  Subsequent to closing the acquisition of EMD, the Company has purchased production tooling from DCM Tech, Inc. ("DCM"), a privately held manufacturer of machine tools controlled by Mr. Arnold. Such purchases aggregated $301,626 during the year ended December 31, 1998. The Company may continue to purchase production tooling during the current fiscal year. These purchases represent 6.5% of DCM's gross revenues for 1998.

                            COMMON STOCK OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Stock as of April 1, 1999, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

                                                SHARES OF
                                               COMMON STOCK       PERCENTAGE OF
                                               BENEFICIALLY       OUTSTANDING
                                                 OWNED             SHARES OF
BENEFICIAL OWNERS                                OWNED(1)         COMMON STOCK
-----------------                              ------------       ------------
John C. Custer .............................         44,945(2)              (3)
  2355 Harrodsburg Road
  Lexington, Kentucky 40504

Donald E. Nigbor ...........................        313,632(4)             2.7%
  3000 Technology Drive
  Angleton, Texas 77515

Steven A. Barton ...........................         29,970(5)              (3)
  3000 Technology Drive
  Angleton, Texas 77515

Cary T. Fu .................................        334,010(6)             2.9%
  3000 Technology Drive
  Angleton, Texas 77515

Peter G. Dorflinger ........................         47,000(7)              (3)
  9501 Stonebridge
  Austin, Texas 78758

Gerald W. Bodzy ............................         44,200(8)              (3)
  333 Clay Street, Suite 3030
  Houston, Texas 77002

David H. Arnold ............................        449,364(9)             3.9%
  1853 Edgewood Road
  Winona, Minnesota 55987

Directors  and  executive  officers as a
   group (7 persons) .......................      1,263,121(10)           10.8%


Mason & Hanger Corporation .................      1,100,656(11)            9.4%
  2355 Harrodsburg Road
  Lexington, Kentucky 40504

SunTrust Banks, Inc. .......................        591,248                5.1%
  303 Peachtree Street, Suite 1500
  Atlanta, Georgia 30308

Fleet Financial Group, Inc. ................        620,900(12)            5.3%
  One Federal Street
  Boston, Massachusetts 02110

Brinson Partners, Inc. .....................        671,500                5.8%
  209 South LaSalle
  Chicago, Illinois 60604

---------------------------

(1) Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

(2) Includes 34,945 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable and 2,400 shares owned of record by Mr. Custer's wife.

(3)    Less than 1%.

(4) Includes (i) 3,200 shares of Common Stock held by Mr. Nigbor's children as to which shares of Common Stock Mr. Nigbor expressly disclaims beneficial ownership, and (ii) 152,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(5) Includes 27,200 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(6) Includes (i) 2,640 shares of Common Stock held by Mr. Fu's daughter as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, (ii) 1,320 shares of Common Stock held by Mr. Fu's daughter, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, and (ii) 152,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(7) Includes 45,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(8) Includes (i) 3,200 shares of Common Stock held by Mr. Bodzy as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Bodzy expressly disclaims beneficial ownership, and (ii) 24,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(9) Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 15,000 shares that may be acquired upon the exercise of options that are currently exercisable.

(10) Includes 453,145 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(11) Mason & Hanger Corporation is a wholly-owned subsidiary of The Mason Company ("TMC"), a private holding company.

(12)   Sole dispositive power only.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 1998 and ending December 31, 1998 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were satisfied in a timely manner.

                               EXECUTIVE OFFICERS

  The executive officers of the Company are Donald E. Nigbor, Steven A. Barton and Cary T. Fu. See "Election of Directors -- Nominees for Election" for certain information with respect to the age, positions and length of service with the Company, and business experience of each executive officer.


                APPROVAL OF THE BENCHMARK ELECTRONICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has adopted the Benchmark Electronics Inc. Employee Stock Purchase Plan (the "1999 Purchase Plan") and directed that the 1999 Purchase Plan be submitted to a vote of the shareholders at the Annual Meeting. If approved by the shareholders, the 1999 Purchase Plan will become effective May 1, 1999. On April 12, 1999, the closing sale price reported on the New York Stock Exchange for a share of the Common Stock was $31.75.

PURPOSE

  Only employees of the Company and of its subsidiaries ("Subsidiary") are entitled to participate in the 1999 Purchase Plan. As described in more detail below, the 1999 Purchase Plan allows Company and Subsidiary employees to use a portion of their salaries to purchase the Company's Common Stock at a discount to the market price. The Company believes that the 1999 Purchase Plan provides increased incentive to such employees to render services and to exert maximum effort for the business success of the Company and to strengthen the identification of such employees with the shareholders.

ADMINISTRATION

  The 1999 Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1999 Purchase Plan, the Compensation Committee is authorized to determine any questions arising in the administration, interpretation and application of the 1999 Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

ELIGIBILITY

  Any employee of the Company or a Subsidiary who works at least 20 hours a week for at least five months of the year, and who has been an employee for at least one year as of an enrollment date, is eligible to participate in the 1999 Purchase Plan.

  Participation in the 1999 Purchase Plan by eligible employees is voluntary. Any eligible employee may elect to become a participant in the 1999 Purchase Plan for any purchase period by filing an enrollment form in advance of the purchase period to which it relates ("Participant"). The enrollment form will authorize payroll deductions beginning with the first payday in such purchase period and continuing until the employee modifies his or her authorization, withdraws from the 1999 Purchase Plan or ceases to be eligible to participate.

  The Company currently has 2,469 employees who are eligible to participate in the 1999 Purchase Plan.

OPERATION OF THE PLAN

 Under the 1999 Purchase Plan, the initial "purchase period" would begin May 3, 1999 and end June 30, 1999. Subsequent purchase periods would be for six-month periods beginning every July 1 and January 1.

  Each eligible employee may participate in and make contributions to the 1999 Purchase Plan during a purchase period by authorizing the Company to make periodic payroll deductions of at least 2%, but no more than 17%, of his or her compensation during the purchase period. The Compensation Committee will be authorized to permit a different dollar amount or percentage. On the first day of any purchase period a Participant may direct the Company to increase or decrease the amount of contributions (within those limits). A Participant may suspend his or her contributions during a purchase period by giving written notice to the proper party on the proper form. If a Participant elects to suspend his or her contributions, any contributions made during that purchase period will be used to purchase Common Stock at the end of the purchase period. A Participant may also elect to withdraw shares from his or her account at any time. In the event of withdrawal the Participant will be issued and delivered certificates for withdrawn such shares held in the Participant's account as soon as administratively feasible. Any Participant who suspends his or her contributions will not be eligible to reenter the 1999 Purchase Plan until the next succeeding purchase period.

  Contributions withheld under the 1999 Purchase Plan will be credited to a Participant's account. Dividends on shares of Common Stock held in a Participant's account will be credited to such Participant's account and used to purchase shares of Common Stock at the market price on the date such shares are purchased. Participant's accounts will be held by a bank or financial institution designated by the Compensation Committee. No interest will be credited to a Participant for amounts withheld.

  On the last trading day of each purchase period, the Participant's payroll deductions for the purchase period will be used to purchase the Company's Common Stock. The purchase price for the shares of common stock will be equal to 85% of the closing price of the common stock on (i) the enrollment date with respect to the purchase period or (ii) the purchase date, whichever closing price is less.

SHARES RESERVED

  The Company will reserve 500,000 shares out of authorized but unissued capital stock for issuance under the 1999 Purchase Plan. If, on any purchase date, the Company is required to issue shares so that more than 500,000 shares would be issued under the 1999 Purchase Plan, the Compensation Committee will prorate the shares among Participants so that no more than 500,000 shares are issued under the 1999 Purchase Plan. If the number of shares issued is prorated, the payroll deductions not used to purchase shares will be returned to the Participants. The number of shares reserved for issuance pursuant to the 1999 Stock Purchase Plan is subject to adjustment in the event of any reorganization or stock split, reverse stock split, stock dividends, combination of shares, merger, consolidation, offering of rights or similar change in the Company's Capital structure.

SPECIAL LIMITATIONS

The following limitations apply to the 1999 Purchase Plan:

            o a purchase right may not be granted to an employee who owns 5% or more of the Company's outstanding voting stock;

            o a purchase right may not permit a Participant to purchase more than $25,000 worth of the Company's common stock in any calendar year;

            o purchase rights are non-transferable, and may be exercised only by a Participant; and

            o a Participant will not have any rights as a stockholder, such as the right to vote or receive dividends, until shares are actually purchased under the 1999 Purchase Plan.

DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

  If the employment of a Participant terminates for any reason, including death, disability or retirement, the contributions made on behalf of the Participant during the purchase period will be returned to the Participant or beneficiary, as the case may be, and certificates for shares of Common Stock credited to the Participant's account will be issued to the Participant or beneficiary as the case may be.

AMENDMENT AND TERMINATION

  The 1999 Purchase Plan will continue in existence until all 500,000 shares are purchased. The Board of Directors may amend the 1999 Purchase Plan or discontinue the 1999 Purchase Plan at any time to the extent permitted by law, except that no amendment may increase the number of shares reserved for issuance thereunder.

MATERIAL FEDERAL TAX CONSEQUENCES
  The 1999 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized by a participant until there is a sale or other disposition of the shares acquired under the 1999 Purchase Plan or in the event the Participant should die while still owning the purchased shares.

  If the Participant sells or otherwise disposes of the purchased shares within two years after his or her enrollment date with respect to the purchase period in which such shares were acquired or within one year after the actual purchase date of those shares, then the Participant will recognize ordinary income in the year of sale or disposition. Such ordinary income will be equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

  If the Participant sells or disposes of the purchased shares more than two years after his or her enrollment date with respect to the purchase period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the Participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on the enrollment date exceeded the purchase price paid for those shares, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

  If the Participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the shares on the enrollment date exceeded the purchase price paid for those shares will constitute ordinary income in the year of death.

ACCOUNTING

  Under current accounting rules, the issuance of the Company's Common Stock under the 1999 Purchase Plan will result in compensation expense chargeable against the Company's current earnings for the difference between the market price on the date of purchase and the discount offered to employees.

  This proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE BENCHMARK ELECTRONICS, INC. EMPLOYEE STOCK PURCHASE PLAN.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


                            EXPENSES OF SOLICITATION

  The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.


                 DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

  In order for proposals submitted to by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of the Shareholders, such proposals must be received at the Company's principal executive offices no later than December 22, 1999. A shareholder choosing not to use the procedures established in Rule 14a-8 must deliver the proposal at the Company's principal executive offices no later than February 13, 2000.

                                  OTHER MATTERS

  The Board of Directors does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

  You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                          By order of the Board of Directors,


                          /s/ LENORA A. GURTON
                              Lenora A. Gurton
                              Secretary

PROXY                      BENCHMARK ELECTRONICS, INC.                     PROXY

    1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 11, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The 1999 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 11, 1999, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated April 13, 1999, accompanying this proxy.

    The undersigned hereby appoints Donald E. Nigbor, Steven A. Barton, and Cary
T. Fu, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 1999 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

    This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

    1. ELECTION OF DIRECTORS to serve until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified:

            [ ]FOR all nominees listed below              [ ]WITHHOLD AUTHORITY for all
               (except as otherwise indicated below)         nominees listed below

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES LISTED BELOW, DRAW A LINE THROUGH SUCH NOMINEE'S NAME.

    NOMINEES: JOHN C. CUSTER, DONALD E. NIGBOR, STEVEN A. BARTON, CARY T. FU, PETER G. DORFLINGER, GERALD W. BODZY, AND DAVID H. ARNOLD.

    2. APPROVAL OF THE BENCHMARK ELECTRONICS, INC. EMPLOYEE STOCK PURCHASE PLAN effective May 1, 1999.

              [ ]FOR              [ ]AGAINST              [ ]ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

                          (CONTINUED FROM OTHER SIDE.)

    3. RATIFICATION OF THE APPOINTMENT OF KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999.

              [ ]FOR              [ ]AGAINST              [ ]ABSTAIN

    This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified, FOR approval of the Benchmark Electronics, Inc. Employee Stock Purchase Plan to be effective May 1, 1999, and FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999.

    Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.
                                        ________________________________________
                                        Signature(s) of Shareholder(s)

                                        Date: _____________________________,1999